Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Wolfgang H. Dangel, the Chief Executive Officer of Sun Hydraulics Corporation (the “Company”), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended April 1, 2017 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wolfgang H. Dangel
Chief Executive Officer
May 9, 2017